Exhibit 32.1



                                 CERTIFICATIONS


Pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Standard Microsystems Corporation (the Company), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: January 10, 2005               By: /s/ Steven J. Bilodeau
                                      ---------------------------
                                              (signature)

                                      Steven J. Bilodeau
                                      Chairman of the Board, President and
                                      Chief Executive Officer



                                      By: /s/ Andrew M. Caggia
                                      ------------------------
                                             (signature)

                                      Andrew M. Caggia
                                      Senior Vice President - Finance
                                      and Chief Financial Officer